UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 27, 2008

ASPEN EXPLORATION CORPORATION

(Name of small business issuer as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

2050 S. Oneida St., Suite 208, Denver, CO 80224-2426
Address of principal executive offices

303-639-9860
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Item 5.02,   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

     Following discussions and agreement among the Board members, by statement of consent dated February 27, 2008 (but not fully signed until March 4, 2008), the Board of Directors of Aspen Exploration Corporation (the “Company”) adopted the 2008 Equity Plan (the “Plan”). 1,000,000 shares of common stock are reserved for the grant of stock options or issuance of stock bonuses under the Plan. The Plan was adopted to compensate new, continuing, and existing employees, officers, consultants, and advisors of the Company and its controlled, affiliated and subsidiary entities. The 2008 Plan represents the only formal stock option plan adopted by the Company.

     The Plan is administered by a committee appointed by the Board or by the Board as a whole if no committee is appointed. The Plan does not require shareholder approval and therefore none of the options granted under the Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code. The exercise price of the options granted under the Plan must be 100% of the “fair market value” (which is defined in the Plan) of our common stock on the date of grant, and the exercise period for options granted under the Plan cannot exceed ten years from the date of grant. The Plan provides that an option may be exercised through the payment of cash, in accordance with the Plan’s cashless exercise provision, or in property or in a combination of cash, shares and property and, subject to approval of the Company.

     Concurrent with the adoption of the Plan (but effective upon acceptance by the option holder, which acceptance must occur by March 15, 2008), the Company granted options to purchase an aggregate of 775,000 shares of common stock. Of the 775,000 stock options granted, 600,000 were granted to certain Company officers and directors as outlined below:

Name and Title	Number of Options Granted

Robert A. Cohan	300,000
(President and Director)

R.V. Bailey	200,000
(Chief Executive Officer, Vice
President – Exploration and
Administration and Director)

Kevan Hensman	100,000
(Chief Financial Officer, Vice President
– Finance and Operations, and Director

     The options granted to each of the officers and directors named herein (and to each of the other option recipients) have an exercise price equal to $2.14, being the closing sales price of the Company’s common stock on February 27, 2008 (the date of grant). Each of the options expires on February 27, 2013 (five years after the date of grant). The options are subject to a vesting schedule and require that each recipient remain an employee, officer, or director of, or consultant to the Company at the time of vesting. Each of the option grants described herein vest over three years on a pro-rata basis on September 30, 2008, September 30, 2009, and September 30, 2010, but only upon the achievement of certain defined Company performance goals. These performance goals require specified increases in:

          proved oil and gas reserves (total barrels of oil equivalent), present value of reserves (10% discount),
          production (total barrels of oil equivalent),
          and net income,

in each case as compared to the base year ended June 30, 2007. The requirement to meet the performance goals applies to each of the option grants described herein and are defined in each of the recipient’s stock option agreements. The board of directors that granted the options believes that the performance goals are appropriate incentives for the option recipients to continue to work in the best interests of Aspen, and are consistent with the best interests of the shareholders. Whether Aspen meets the goals (in whole or in part) will be determined by the Company’s audited financial statements and reserve report as of the fiscal year end immediately preceding each potential vesting date.

Item 9.01   Financial Statements and Exhibits

Exhibits

10.1 Aspen Exploration Corporation 2008 Equity Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of March 2008.

Aspen Exploration Corporation

By:   /s/  R.V. Bailey
R.V. Bailey,  Chief Executive Officer